                                                                     EXHIBIT 1.1

                          ARONEX PHARMACEUTICALS, INC.

                           PLACEMENT AGENCY AGREEMENT


                                                   Dated as of November 19, 1998

Paramount Capital, Inc.
787 Seventh Avenue, 48th Floor
New York, New York  10019

Dear Sirs:

              Aronex Pharmaceuticals, Inc., a Delaware corporation (the "Company") proposes to issue, offer and sell (the "Offering"), an aggregate of 4,500,000 shares (the "Shares") of its common stock (the "Offering Amount"),
par value $.001 per share (the "Common Stock").   The Company hereby confirms
its agreement to retain Paramount Capital, Inc. (the "Placement Agent") on an exclusive "best efforts" basis to introduce the Company to, and to obtain indications of interest from, prospective purchasers ("Purchasers") of the Shares, at a price per share (the "Offering Price") equal to the price set forth on the cover page of the Prospectus (as defined below) on the date that the Registration Statement is declared effective (the "Effective Date").

              1.     Appointment of Placement Agent.

                     (a) The Placement Agent is hereby appointed exclusive placement agent of the Company (subject to the Placement Agent's right to have Selected Agents, as defined in Section 1(c) hereof, participate in the Offering) during the Offering Period herein specified for the purposes of assisting the Company in obtaining indications of interest from qualified Purchasers. The Placement Agent shall not be deemed an agent of the Company for any other purpose.

                     (b) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, the Placement Agent hereby accepts such agency and agrees to use its best efforts to assist the Company in obtaining indications of interest from Purchasers pursuant to the Offering. It is understood that the Placement Agent has no obligation to sell the Shares, but only to use its best efforts to obtain indications of interest therefor. Furthermore, it is understood that neither the Placement Agent nor any of its affiliates are under any obligation to purchase any Shares in the Offering. The Placement Agent's agency hereunder is not terminable by the Company prior to the Termination Date except as set forth in Section 8(g).
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                     (c)    The Placement Agent may engage other persons,
selected by it in its sole discretion, who are members of the National Association of Securities Dealers, Inc., ("NASD") or who are located outside the United States and that have executed a Selected Agents' Agreement (each such person being hereinafter referred to as a "Selected Agent") and the Placement Agent may allow such persons such part of the compensation and payment of expenses payable to the Placement Agent hereunder as the Placement Agent shall determine; provided, however, that any such compensation shall be received pursuant to Section 4(m) hereof.

              2.     Offering Period; Escrow Agreement; Delivery and Payment.

                     (a) The "Offering Period" shall be deemed to have commenced on November 19, 1998 (the date on which the Prospectus was first made available to the Placement Agent by the Company for use in connection with the Offering). If not terminated earlier pursuant to this Agreement, the Offering Period shall terminate at 11:59 p.m. Eastern Standard Time on March 31, 1999, or such later time and date as may be consented to by the Placement Agent (the "Termination Date"). If indications of interest for the entire Offering Amount are not received prior to the end of the Offering Period, the Offering will be terminated.

                     (b) On or prior to the Effective Date, the Company, the Placement Agent and State Street Bank & Trust Co., as escrow agent (the "Escrow Agent"), shall enter into an escrow agreement in customary form mutually acceptable to the Company, the Placement Agent and the Escrow Agent (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Purchasers (the "Escrow Account"). Such Escrow Agreement shall conform in all material respects to the requirements of Rule 15c2-4 under the Securities Exchange Act of 1934, as amended. The Company will not request effectiveness of the Registration Statement until indications of interest for the entire Offering Amount have been received. When the condition set forth in the immediately preceding sentence has been met, the Company shall request that the Commission (as defined below) declare the Registration Statement effective. The Offering Price shall be determined (the "Pricing") on the Effective Date. Immediately after the Pricing, the Placement Agent will distribute confirmations and final prospectuses to all Purchasers, and shall inform each Purchaser of the following: (i) the closing date (the "Closing Date"), which will be scheduled for three business days after the Pricing or such other time as may be agreed upon by the Company and the Placement Agent, but in no event on the date prior to the date on which the Escrow Agent has received an amount equal to the proceeds of the sale of all of the Shares offered hereby (the "Requisite Funds"); (ii) the Offering Price; and (iii) the total amount of funds such Purchaser shall deposit in the Escrow Account. The Escrow Agreement shall provide that the Escrow Agent shall notify the Company and the Placement Agent in writing when the Purchasers have deposited funds into the Escrow Account the Requisite Funds. At 9:00 a.m., New York City time, on the Closing Date, the Escrow Agent will release the Requisite Funds from the
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Escrow Account for collection by the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall deliver the Shares to the Purchasers, which delivery may be made through the facilities of The Depository Trust Company. The Closing shall take place at the offices of the Placement Agent, 787 Seventh Avenue, 48th floor, New York, New York 10019. All actions taken at the Closing shall be deemed to have occurred simultaneously. If the Closing Date shall not have occurred on or prior to the [Termination Date] APRIL 5, 1999, or such later date as may be consented to by Placement Agent, all funds together with any interest earned thereon or provided in the Escrow Agreement shall be returned to the Purchasers who deposited such funds in the Escrow Account and the Offering shall terminate.

                     (c) Unless delivery of the Shares is made through the facilities of The Depository Trust Company, certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company and shall be available at the Closing for immediate delivery thereafter to the Purchasers. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date.

              3. Representations and Warranties and Covenants of the Company. The Company represents, warrants and covenants to the Placement Agent and each Selected Dealer, if any, as follows:

                     (a) Securities Law Compliance. (i) A registration statement (File No. 333-67599) on Form S-1 under the Act, relating to the Offering of the Shares, including a form of prospectus subject to completion, has been prepared by the Company in accordance with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations") and has been filed with the Commission under the Act. After the execution of this Agreement, the Company shall file with the Commission an amendment to such registration statement, including a form of prospectus, a copy of which amendment shall have been furnished to and approved by the Placement Agent prior to the filing thereof. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it is declared effective, including all financial statements and exhibits thereto and including any information deemed to be part of the Registration Statement at the Effective Date pursuant to Rule 430A under the Act; the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus
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Paramount Capital, Inc.
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included in the Registration Statement; except that if such registration statement or prospectus is amended or such prospectus is supplemented after the effective date of such registration statement, the terms "Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended and the term "Prospectus" shall include the prospectus as so supplemented, or both, as the case may be.

                            (ii)   Neither the Commission nor any state
securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or threatened to institute any proceedings with respect to such an order. When any Preliminary Prospectus was filed with the Commission it (i) contained all material statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time the Registration Statement, or any amendments thereto, becomes effective and at all times subsequent thereto up to and including the Closing Date (i) the Registration Statement and Prospectus will comply in all material respects to the requirements of the Act and the Rules and Regulations; (ii) the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     (b) Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted (all as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus)), to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in the State of Texas and in each jurisdiction in which the nature of the business conducted, or the properties owned, leased or operated by it, makes such qualification or licensing necessary and where the failure to be so qualified or licensed would have a material adverse effect upon the business, prospects and financial condition of the Company.

                     (c) Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is as set forth in the Prospectus. All issued and outstanding shares of the Company are duly and validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any
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stockholder of the Company.  The Shares, when issued, will be validly issued, fully paid and non-assessable and will not have been issued in violation of the preemptive rights of any stockholder of the Company. Purchasers of the Shares will receive good title to such Shares, free and clear of any liens, security interests, charges, encumbrances, stockholder agreements, voting trusts or other defects of title whatsoever (other than those created by the Purchasers themselves). When certificates representing the Placement Warrants shall have been duly delivered to the Placement Agent, the Placement Agent or its designees shall have good and valid title to the Placement Warrants, and upon exercise of such Placement Warrants, such persons will have good and valid title to the Common Stock issuable upon such exercise, free and clear of all liens, encumbrances and adverse claims, whatsoever (other than those created by the Placement Agent or its designees themselves). All prior sales of securities of the Company were either registered under the Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto. Except as set forth in or contemplated by the Registration Statement, there are not, nor will there be immediately after the Closing (as hereinafter defined), any outstanding warrants, options, agreements, convertible securities, rights of first refusal, rights of first offer, preemptive rights or other rights to subscribe for or to purchase or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and this Offering will not cause any anti-dilution adjustments to such securities or commitments except as reflected in the Registration Statement. Except as set forth in the Registration Statement or the Prospectus and as otherwise required by law, there are no restrictions on the voting or transfer of any shares of the Company's capital stock pursuant to the Company's Certificate of Incorporation, By-laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

                     (d) Investments; Subsidiaries Organization. Other than as disclosed in the Registration Statement or on Schedule 2(d) hereto, the Company has no subsidiaries, nor does the Company own, directly or indirectly, capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity. Each such subsidiary is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted. Each such subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted, or the properties owned, leased or operated by it, makes such qualification or licensing necessary and where the failure to be so qualified or licensed would have a material adverse effect upon the business, prospects and financial condition of the Company.
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Paramount Capital, Inc.
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                     (e)    Financial Statements.  The financial statements,
including the notes thereto, included in the Prospectus present fairly the financial position of the entities purported to be represented thereby as of the dates indicated and the results of operations for the periods specified. Except as otherwise stated in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis in accordance with the books and records of the Company, and are correct and complete in all material respects. The "pro forma" and "as adjusted" financial information included in the Prospectus, fairly present the information purported to be shown therein at the dates thereof and for the respective periods covered thereby and all adjustments have been properly applied. No other financial statements are required by Form S-1, or otherwise, to be included in the Registration Statement or the Prospectus other than those included therein.

                     (f) Absence of Changes. Except as has been or will be reflected in the Registration Statement prior to the Closing OR OTHERWISE DISCLOSED IN THE PROSPECTUS (i) the Company has not incurred any material liabilities or obligations, direct or contingent, nor has the Company entered into any transaction that is material to the business of the Company, (ii) as of the date set forth therein, there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business, prospects or financial condition of the Company, (iii) and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

                     (g) Title. The Company has good title to all tangible properties and assets owned by it, free and clear of all material liens, charges, encumbrances or restrictions. Except as has been or will be reflected in the Registration Statement prior to the Closing, all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect under the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any such leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such tangible properties as are necessary to its operations as now conducted and proposed to be conducted and except to the extent described in the Registration Statement, the Company presently does not anticipate the need for any capital expenditures.
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Paramount Capital, Inc.
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                     (h)    Proprietary Rights.  Except as has been or will be
reflected in the Registration Statement prior to the Closing, the Company owns or possesses adequate licenses or other enforceable rights to use all patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets, processes, mask works, licenses, inventions, formulations, technology and know-how and other intangible property used or proposed to be used in the conduct of its business as described in or contemplated by the Prospectus (the "Proprietary Rights"). Except as has been or will be reflected in the Registration Statement prior to the Closing, the Company or the entities from whom the Company has acquired rights, has taken all necessary action to enforce and/or defend all of the Company's Proprietary Rights. Except as has been or will be set forth in the Registration Statement, the Company has not received any notice of, and there are not any facts known to the Company that indicate the existence of (i) any infringement or misappropriation by any third party of any of the Proprietary Rights or (ii) any claim by a third party contesting the validity of any of the Proprietary Rights. The Company has not received any notice of any infringement, misappropriation or violation by the Company or any of its employees of any Proprietary Rights of third parties, and, to the best of the Company's knowledge, the Company nor any of its employees has infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties; and, to the best of the Company's knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party has occurred or will occur with respect to any products currently being sold by the Company or with respect to any products currently under development by the Company or with respect to the conduct of the Company's business as currently contemplated. Except as has been or will be described in the Registration Statement, the Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted or as proposed to be conducted. To the best of the Company's knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business, as currently conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

                     (i) Material Contracts. Each contract, agreement, instrument, lease, license or other item required to be described in the Registration Statement or Prospectus or filed as an exhibit to the Registration Statement has been so described or filed, as the case may be. The description of any such contracts is complete and accurate in all respects, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
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Paramount Capital, Inc.
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                     (j)    Litigation.  Except as has been set forth in the
Registration Statement, there is no material action, suit, claim or proceeding at law or in equity, or, to the Company's knowledge, investigation, or customer complaint, by or before any arbitrator, governmental instrumentality or other agency now pending, or, to the knowledge of the Company, threatened against the Company (or basis therefor known to the Company which the Company believes will result in the foregoing), the adverse outcome of which would materially adversely affect the Company's business, prospects or financial condition. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would materially adversely affect the Company's business, prospects or financial condition.

                     (k) Non-Defaults, Non-Contravention. The Company is not in violation of or default under, nor will the execution and delivery of this Agreement, the Registration Statement, the Prospectus, the Escrow Agreement or the Placement Warrants (as described below) (the "Offering Documents") or the consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation of the Company under (i) its Certificate of Incorporation, its By-laws, or any indenture, mortgage, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound or affected or (ii) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no existing condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute, a default under any of the foregoing that would have a material adverse effect on the business, prospects or financial condition of the Company.

                     (l) Taxes. The Company has filed all Federal and state tax returns and all material local and foreign tax returns required to be filed by it and all such returns are true and correct in all material respects. The Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued. The tax returns of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency. The Company does not have knowledge of any tax deficiency which has been or could be assessed against the Company which, individually or in the aggregate, would have a material adverse effect on the business of the Company.

                     (m) Compliance With Laws, Licenses, Etc. The Company has not received notice of any violation of, or non-compliance with, any Federal, state, local or foreign, laws,
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Paramount Capital, Inc.
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ordinances, regulations and orders applicable to its business, the violation of, or noncompliance with which, would have a material adverse effect on the business, financial condition, prospects or operations of the Company. The Company has all governmental licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed would not have a material adverse effect on the business of the Company. The Company's Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such License.

                     (n) Authorization of Documents and Common Stock. Each of the Offering Documents has been, or prior to the Closing will be, duly and validly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company and when delivered, constitute or will constitute (assuming that such agreements are countersigned, if necessary) the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to the availability and enforceability of equitable remedies and to applicable bankruptcy and other laws relating to the rights of creditors generally and except as the enforcement of the rights to indemnification and contribution hereunder and under any other Offering Documents may be limited by federal or state securities laws or public policy. The Company has full corporate power and lawful authority to authorize, issue and sell the Shares to be sold to the Purchasers. No consent is required by the Company or from any third party to perform any of its obligations under this Agreement or any of the Offering Documents.

                     (o) Title to Common Stock. When certificates representing the Shares shall have been duly delivered to the Purchasers and payment shall have been made for the Shares, the several Purchasers shall have good and valid title to the Shares free and clear of all liens, encumbrances and claims and adverse claims whatsoever (other than those created by the Purchasers themselves or arising from applicable Federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof. When certificates representing the Placement Warrants shall have been duly delivered to the Placement Agent, the Placement Agent or its designees shall have good and valid title to the Placement Warrants, upon exercise of such Placement Warrants, will have good and valid title to the Common Stock issuable upon such exercise, free and clear of all liens, encumbrances and adverse claims, whatsoever (other than those created by the Purchasers themselves or arising from applicable Federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.
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Paramount Capital, Inc.
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                     (p)    Brokers.  Neither the Company nor any of its
officers, directors, employees or 5% beneficial stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agent.

                     (q) Non-Affiliated Directors. The Company's Board of Directors has not less than two (2) directors who are independent from (as defined in Rule 4460 of the NASD Market Place Rules), and unaffiliated with, management of the Company.

                     (r) Accuracy of Reports. All material reports required to be filed by the Company within the two years prior to the date of this Agreement under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), have been duly filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent updated or superseded by the Prospectus or the Registration Statement or any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of the time of such filings) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                     (s) Reservation of Shares; Transfer Taxes, Etc. The Company shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of Placement Warrants, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the exercise of the Placement Warrants. The Company shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized, unissued and unreserved Common Stock shall not be sufficient to permit the exercise of the Placement Warrants.

                     (t)    Registration Rights   Except as described in the
Prospectus, or as set forth in this Agreement, no person or entity has the right, by contract or otherwise, to require registration under the Act of shares of capital stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, except for such rights as have been legally and effectively waived.

                     (u)    Investment Company Act.      Neither the Company
nor any of its subsidiaries is, and upon consummation of the transactions contemplated hereby none of them will be, subject to registration as an "investment company" as defined pursuant to the Investment Company Act of 1940, as amended.
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Paramount Capital, Inc.
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                     (v)    NASDAQ.        The Common Stock of the Company is
included for trading on the Nasdaq National Market.

                     (w)    Accounting.    The Company maintains a system of
internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") and to maintain accountability for assets; (iii) the access to the assets of the Company and each of its subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                     (x)    No Labor Disputes.    Other than as disclosed in
the Registration Statement and the Prospectus, no labor dispute with the employees of the Company is pending or, to the best knowledge of the Company, threatened that, individually or in the aggregate, would have a material adverse effect on the business of the Company.

                     (y)    Insurance.     The Company is insured by insurers
of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged. The Company has no reason to believe that it will not be able to renew existing insurance coverage from similar insurers, except as disclosed in the Registration Statement and the Prospectus.

                     (z)    Business Relationships.      Except as disclosed in
the Registration Statement and in the Prospectus, there are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-K of the Commission involving the Company or any other persons referred to in such Item 404, except for such transactions as are not required under Item 404 to be disclosed in the Prospectus.

                     (aa)   Unlawful Payments.    Neither the Company nor, to
the best knowledge of the Company, any director, officer or employee of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

Paramount Capital, Inc.
Page 12


                     (bb)   Price Manipulation.   Neither the Company nor to
the Company's knowledge after due inquiry, any officer, director, or affiliate (as defined in the Rules and Regulations) of the Company has taken, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                     (cc)   No Business with Cuba.       Neither the Company
nor, to the best knowledge of the Company, any affiliate of the Company does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 Florida Statutes.

                     (dd) Waiver of Registration Rights. All rights, whether by contract or otherwise, that any person has, to require registration under the Act of shares of capital stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, have been legally and effectively waived.

              4. Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of the Closing Date, to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

                     (a) Effectiveness of Registration Statement. If the Company has elected to rely on Rule 430A under the Act, the Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Placement Agent shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than the Termination Date or such later time and date to which the Placement Agent shall have consented. No stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Placement Agent, shall be contemplated by the Commission. The Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                     (b) No Material Misstatements. The Placement Agent shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Placement Agent's opinion, or in the opinion of counsel for the

Paramount Capital, Inc.
Page 13


Placement Agent, is material, or omits to state a fact which, in the Placement Agent's opinion, or in the opinion of counsel for the Placement Agent, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Placement Agent's opinion, or in the opinion of counsel for the Placement Agent, is material, or omits to state a fact which, in the Placement Agent's opinion, or in the opinion of counsel for the Placement Agent, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     (c) Compliance with Agreements. The Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the other Offering Documents at or prior to the Closing;

                     (d) Corporate Action. The Company shall have taken all corporate action necessary to permit the valid execution, delivery and performance of the Offering Documents by the Company, including, without limitation, obtaining the approval of the Company's board of directors for the execution and delivery of the Offering Documents and the performance by the Company of its obligations hereunder and the offering contemplated hereby;

                     (e) Opinion of Counsel to the Company. The Placement Agent shall receive the opinion of Andrews & Kurth, L.L.P., counsel to the Company, (stating that each of the Purchasers may rely thereon as though addressed directly to such Purchaser), dated as of the Closing Date, substantially to the effect that:

                            (i)    the Company is duly incorporated, validly
existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority necessary to own or hold its properties and conduct its business as described in the Registration Statement and the Prospectus;

                            (ii)   the Company is duly qualified or licensed to
do business as a foreign corporation and is in good standing in the State of Texas and in each jurisdiction in which the nature of the business conducted by it, or the properties owned, leased or operated by it, makes such qualification or licensing necessary and where the failure to be so qualified or licensed would have a material adverse effect upon the business, prospects and financial condition of the Company. Other than with respect to the Subsidiaries or as described in the Prospectus, to such counsel's knowledge the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity;

Paramount Capital, Inc.
Page 14


                            (iii)  the authorized capitalization of the Company
as of the date of the Prospectus is as set forth under "Capitalization" in the Prospectus; all shares of the Company's outstanding capital stock have been duly authorized, are validly issued, fully paid and nonassessable; conform in all material respects to the descriptions thereof contained in the Prospectus under the caption "Description of Capital Stock," and to such counsel's knowledge have not been issued in violation of the preemptive rights of any shareholder; the shareholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of any of the Shares except as provided in the Prospectus; the Shares, the Placement Warrants, and the Escrow Agreement conform in all material respects to the respective descriptions thereof contained in the Prospectus;

                            (iv)   the Shares and the shares of Common Stock to
be issued upon exercise of the Placement Warrants (the "Warrant Shares"), when issued and delivered in accordance with the terms of this Agreement and the Placement Warrants, respectively, will be validly issued, fully paid, non-assessable, and free of preemptive rights and no personal liability will attach to the ownership thereof; all prior sales by the Company of the Company's securities have been made in compliance with or under an exemption from registration under the Act and applicable state securities laws; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Placement Warrants;

                            (v)    to such counsel's best knowledge, neither
the filing of the Registration Statement nor the offering or sale of the Shares or the exercise of the Placement Warrants, as contemplated by this Agreement gives rise to any rights of any person, corporation, partnership or other entity to require registration under the Act of any shares of Common Stock or other securities of the Company other than such rights which have been waived or satisfied;

                            (vi)   the execution, delivery and performance of
each of the Offering Documents to which the Company is a signatory, and the issuance of the Shares, the Placement Warrants and the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company or its shareholders;

                            (vii)  each of the Offering Documents to which the
Company is a signatory has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to such limitations on enforceability as such counsel shall specify in the opinion and that shall be acceptable to the Placement Agent;

Paramount Capital, Inc.
Page 15


                            (viii)  the certificates evidencing the Shares
comply in all material respects with the Delaware General Corporation Law; the Placement Warrants will be exercisable for shares of Common Stock in accordance with the terms of the Placement Warrants;

                            (ix)   to such counsel's knowledge there are no
pending or threatened legal or governmental proceedings to which the Company is a party, which would materially adversely affect the business, property, financial condition, or operations of the Company or which question the validity of the Shares or any of the Offering Documents, or of any action taken or to be taken by the Company pursuant to any of the Offering Documents and to such counsel's knowledge, there are no governmental proceedings or regulations that are required to be described or referred to in the Registration Statement which are not so described or referred to;

                            (x)     the execution and delivery of this
Agreement and the other Offering Documents and the consummation of the transactions contemplated hereby and thereby, will not result in a breach or violation of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company, any material contract, indenture, mortgage, loan agreement, lease, joint venture, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties are bound or in violation of any order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, or court, domestic or foreign or violate any applicable order or decree of any governmental agency or court having jurisdiction over the Company or any of its subsidiaries or any of their properties or business;

                            (xi)   the Registration Statement has become
effective under the Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission;

                            (xii)  the Registration Statement and the
Prospectus (except for the financial statements and other financial data contained therein as to which such counsel need express no opinion) as of the Effective Date comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                            (xiii) all descriptions in the Registration
Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other agreements to which the Company is a party are accurate and fairly present in all material respects the information required to be shown, and such counsel is familiar with all contracts and other agreements referred to in the Registration Statement and the Prospectus and any such amendment or supplement thereto or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts

Paramount Capital, Inc.
Page 16


or agreements to which the Company is a party of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described, or filed;

                            (xiv)  to the such counsel's knowledge no
authorization, approval, consent, or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale, or delivery of the Shares by the Company, the execution, delivery, and performance of this Agreement by the Company or the taking of any action contemplated herein, or the issuance of the Placement Warrants or the Warrant Shares, other than registrations or qualifications of the Shares under applicable state or foreign securities or Blue Sky laws and registration under the Act;

                            (xv)   upon the issuance of the Common Stock, the
Placement Warrants and the Common Stock issuable upon exercise of the Placement Warrants each of the Purchasers or the Placement Agent and its designees, as the case may be, shall acquire such securities, free and clear of all pledges, liens, claims, encumbrances, preemptive rights, rights of first offer or right of first refusal and restrictions (other than those created by the Placement Agent or its designees themselves) known to such counsel after due inquiry;

                            (xvi)  the Company is not, and upon the
consummation of the transactions contemplated by this Agreement will not be an "investment company" as defined pursuant to the Investment Company Act of 1940, as amended;

                            (xvii) based solely on advice of representatives of
Nasdaq, the Shares and the Common Stock issuable upon exercise of the Placement Warrants are duly authorized for quotation on the Nasdaq National Market, subject to notice of issuance;

                            (xviii) the issuance and Sale by the Company of the
Shares does not violate Nasdaq Market Place Rule 4460(i); and

                            (xiv)  insofar as the statements in the
Registration Statement purport to summarize the nature and status of litigation or provisions of law, rules, regulations, orders judgments or decrees or legal proceedings, such statements are correct in all material respects and are fair summaries of the matters referred to therein.

              Such opinion shall state that in the course of preparation of the Registration Statement and the Prospectus such counsel has among other things:
(i) made inquiries concerning various legal matters and has reviewed certain corporate records, documents and proceedings; (ii) had discussions with officers and other representatives of the Company, representatives of Arthur Andersen LLP, independent public accountants for the Company and representatives of the Placement Agent and

Paramount Capital, Inc.
Page 17


its counsel during which the contents of the Registration Statement and Prospectus and related matters were discussed. Such counsel shall state that, relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company, the actions performed in sections (i) and (ii) above did not disclose to such counsel any information which gives such counsel reason to believe that the Registration Statement or any amendment thereto and the Prospectus included therein, at the time such Registration Statement became effective, contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto, and other financial information included therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

              Such opinion shall also cover such matters incident to the transactions contemplated hereby as the Placement Agent or counsel for the Placement Agent shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact.

              Such counsel shall state, in opining on any matter stated to be subject to the knowledge of such counsel, that such knowledge shall include the actual knowledge of such counsel who have given substantive attention to the Company's affairs in connection with the Offering and that such counsel has made due inquiry, including, but not limited to, appropriate inquiries of officers of the Company with respect to the subject matter of such opinion and has reviewed all documents the existence of which is disclosed by such inquiries or of which such counsel is otherwise aware of as a result of its representation of the Company.

                     (f) Opinion of Patent Counsel. The Placement Agent shall receive (unless waived in writing by the Placement Agent) the opinion of patent counsel to the Company (which such counsel shall be satisfactory to the Placement Agent), dated the Closing Date in the form and substance satisfactory to counsel for the Placement Agent.

                     (g) Comfort Letter. The Company shall cause Arthur Andersen, LLP, the Company's independent public accountants, to address and deliver to the Company and the Placement Agent a letter or letters (which letters are frequently referred to as "Comfort Letters") dated as of the Effective Date and the Closing Date.

Paramount Capital, Inc.
Page 18


                     (h) Officer's Certificate. The Placement Agent shall receive an Officer's Certificate substantially in the form of Exhibit A hereto and a Secretary's Certificate substantially in the form of Exhibit B hereto, signed by the appropriate parties and dated as of the Closing Date.

                     (i) Escrow Agreement. The Placement Agent shall receive a copy of a duly executed Escrow Agreement with State Street Bank & Trust Company.

                     (j) Transmittal Letters. The Placement Agent shall receive copies of all letters from the Company to the investors transmitting the Common Stock and shall receive a letter from the Company confirming transmittal of the securities to the investors.

                     (k)    NASDAQ.        The Shares and the Common Stock
issuable upon exercise of the Placement Warrants, shall have been duly authorized for quotation on the Nasdaq National Market, subject to notice of issuance.

                     (l) Blue Sky. A summary blue sky survey, at the sole cost of the Company (including, without limitation, the legal fees and disbursements in connection therewith), shall be prepared by counsel to the Company stating the extent to which and the conditions upon which offers and sales of the Shares may be made in certain jurisdictions.

                     (m) Placement Fees and Expenses. (i) At the Closing, pursuant to the terms of the Escrow Agreement, the Escrow Agent shall release the funds held in the Escrow Account for collection by the Company and the Placement Agent. The Company agrees that the Placement Agent shall receive a commission (the "Cash Commission") equal to (A) eight percent (8%) of the aggregate purchase price of all of the Shares sold in the Offering to non-affiliates of the Company and (B) five percent (5%) of the aggregate purchase price of all of the Shares sold in the Offering to affiliates of the Company. The Company further agrees to reimburse the Placement Agent for all out-of-pocket expenses incurred by the Placement Agent in connection with such Offering (the "Expenses") as more fully set forth in section 5(l) below, in an amount not to exceed $150,000 in the aggregate. In addition, at the Closing, the Company will sell to the Placement Agent and/or its designees, for $.001 per warrant, warrants in the form attached hereto as Exhibit C (the "Placement Warrants") to acquire a number of newly issued shares of Common Stock equal, but not greater than, ten percent (10%) of the number of shares of Common Stock issued and sold in the Offering, exercisable for a period of five (5) years from the Closing and commencing 12 months after the Closing Date at an exercise price equal to one hundred fifty percent (150%) of the Offering Price. The Company agrees with the Placement Agent and its successors and assigns that the securities underlying the Placement Warrants will not be subject to redemption by the Company nor will they be callable or mandatorily convertible by the Company. The Placement Warrants cannot be transferred, sold, assigned or hypothecated for 12 months except that they may be assigned in

Paramount Capital, Inc.
Page 19


whole or in part during such period to any NASD member participating in the Offering or any officer of the Placement Agent or any such NASD member. The Placement Warrants will contain a cashless exercise feature and certain registration rights.

                            (ii)   The Cash Commission, Expenses, and Placement
Warrants as set forth in this Agreement shall be paid to the Placement Agent with respect to any investment by any investors introduced to the Company by the Placement Agent ("Covered Investors") in the event that any such Covered Investor purchases any securities from the Company during the 12 months following the Closing].

                     (n) No Adverse Changes. There shall not have occurred, at any time prior to the Closing (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Placement Agent's determination will in the immediate future materially disrupt, the securities markets of the United States; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, financial condition or prospects of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Shares.

                     (o) Waiver of Registration Rights. All rights, whether by contract or otherwise, that any person has, to require registration under the Act of shares of capital stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, shall have been legally and effectively waived.

              5. Covenants of the Company. The Company covenants and agrees as follows:

                     (a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective pursuant to the terms hereof. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the Rules and

Paramount Capital, Inc.
Page 20


Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission any prospectus, any amendment or supplement to any prospectus or any amendment to the Registration Statement of which the Placement Agent shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filling the Placement Agent shall not have given its consent.

                     (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Placement Agent (i) when the Registration Statement, as amended, has become effective; (ii) if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (iii) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information; or (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

                     (c) The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Placement Agent in connection with the solicitation of indications of interest in purchasing the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Placement Agent and, subject to Section 5(a) hereof, will prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Placement Agent.

                     (d) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and

Paramount Capital, Inc.
Page 21


Regulations, and to the Placement Agent, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of
Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

                     (e) During a period of three years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Placement Agent:

                            (i)    concurrently with furnishing such quarterly
reports to its stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer;

                            (ii)   concurrently with furnishing such annual
reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent public accountants;

                            (iii)  as soon as they are available, copies of all
information (financial or other) mailed to stockholders;

                            (iv)   as soon as they are available, copies of all
reports and financial statements furnished to or filed with the Commission, the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange;

                            (v)    every press release and every material news
item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by the Company; and

                            (vi)   any additional information of a public
nature concerning the Company or its business which the Placement Agent may reasonably request.

              During such three-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

Paramount Capital, Inc.
Page 22


                     (f) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

                     (g) The Company will furnish, without charge, to the Placement Agent or on the Placement Agent's order, at such place as the Placement Agent may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Placement Agent may reasonably request.

                     (h) The Company will cause the Shares and the Common Stock issuable upon exercise of the Placement Warrants to be duly included for quotation on the Nasdaq National Market prior to the Closing Date.

                     (i) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

                     (j) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Exchange Act, and the rules and regulations thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder.

                     (k)    Use of Proceeds.      The net proceeds of the
Offering will be used by the Company substantially as set forth in the Registration Statement and Prospectus. The Company shall not use any of the proceeds from this Offering to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or repay any indebtedness of the Company including but not limited to any indebtedness to current executive officers or principal stockholders of the Company, but excluding accounts payable to non-affiliates incurred in the ordinary course of business, without the prior written consent of the Placement Agent.

                     (l) Expenses of Offering. The Company shall be responsible for and shall bear all expenses incurred in connection with the proposed Offering, including but not limited to, the costs of preparing and duplicating the Registration Statement and all exhibits thereto; the costs of preparing, printing and filing with the Securities and Exchange Commission (the "SEC") the Registration Statement and amendments, post-effective amendments and supplements thereto;

Paramount Capital, Inc.
Page 23


preparing, duplicating and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectus; preparing, duplicating and delivering (including by facsimile) all selling documents, including but not limited to the Registration Statement and Prospectus, the Placement Agency Agreement, blue sky memorandum and stock certificates; blue sky fees, filing fees and legal fees and disbursements of the Placement Agent's, which legal fees shall be included in calculating the $150,000 expense reimbursement; fees and disbursements of the transfer agent; the cost of a total of two sets of bound closing volumes for the Placement Agent and its counsel; and 40 lucite deal mementos (collectively, the "Company Expenses"). The Company has previously paid to the Placement Agent an expense allowance equal to fifteen thousand dollars ($15,000) to cover the initial costs of the Placement Agent's mailing, telephone, telecopy, travel to due diligence meetings and other similar expenses. If the proposed financing is not completed because the Company prevents it or because of a breach by the Company of any covenants, representations or warranties contained herein, or because indications of interest for the Offering Amount have not been received by the Termination Date, then the Company shall reimburse the Placement Agent for actual, accountable out-of-pocket expenses (in addition to the Company Expenses for which the Company shall in all events remain liable).

                     (m) Notification. The Company shall notify the Placement Agent immediately, and in writing, (A) when any event shall have occurred during the period commencing on the date hereof and ending on the Closing Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and (B) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Common Stock, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and the Placement Agent so requests, to obtain the lifting thereof as promptly as possible.

                     (n) Blue Sky. The Company will use its best efforts to qualify the Common Stock for offering and sale under exemptions from qualification or registration requirements under the securities or "blue sky" laws of such jurisdictions as the Placement Agent may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of Common Stock in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

                     (o) Press Releases, Etc. Except as otherwise required by applicable law or the rules of the Nasdaq Stock Market or any other regulatory body, the Company shall not, during

Paramount Capital, Inc.
Page 24


the period commencing on the date hereof and ending 30 days after the Final Closing Date, issue any press release or other communication, make any written or oral statement to any media organization or publication or hold any press conference, presentation or seminar, or engage in any other publicity with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior written consent of the Placement Agent.

                     (p) Public Documents. Following the Closing of the Offering, the Company will furnish to the Placement Agent: (i) as soon as practicable (but in the case of the annual report of the Company to its stockholders, within 120 days after the end of each fiscal year of the Company) one copy of: (A) its annual report to its stockholders (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K,
(C) each of its quarterly reports to its stockholders, if any, and if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q, (D) each of its current reports on Form 8-K, and (E) a copy of the full Registration Statement, (the foregoing, in each case, excluding exhibits); and (ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause 5(p)(i)(E) and any other information that is generally available to the public.

                     (q) Company Insiders. Officers, directors or principal stockholders of the Company may invest in the Offering.

                     (r) Placement Agent Insiders. Certain affiliates of the Placement Agent may purchase Common Stock in the Offering. Affiliates of the Placement Agent will invest net of cash commissions and expenses. Accordingly, pursuant to the Escrow Agent, the Placement Agent will not receive a commission on the Shares purchased by its affiliates and the Company will receive net proceeds equivalent to the net proceeds received from the purchase of Shares by persons not affiliated with the Placement Agent.

                     (s) No Offerings. Pending completion or termination of the Offering in accordance with the terms of this Agreement, the Company agrees that it will not enter into an agreement (whether binding or not) with any other person or entity relating to a possible public or private offering or placement of its securities (other than in connection with a corporate partnership, strategic alliance or government funding).

                     (t)    Lock-Ups.      The Placement Agent shall have
received from the officers, directors and 5% beneficial owners of the Company an agreement that they will not, directly or indirectly, offer, sell or otherwise dispose of any shares of Common Stock or any securities

Paramount Capital, Inc.
Page 25


convertible into or exercisable for, or any rights to purchase or acquire, Common Stock for a period of 180 days after the date that the Registration Statement is filed with the Commission, without the prior written consent of the Placement Agent.

                     (u) No Statements. The Company shall not use the name of the Placement Agent or any officer, director, employee or shareholder thereof without the express written consent of the Placement Agent, which consent shall not be unreasonably withheld.

                     (v) Waiver of Registration Rights. The Company shall cause all rights, whether by contract or otherwise, that any person has, to require registration under the Act of shares of capital stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, to have been legally and effectively waived.

              6.     Indemnification.

                     (a) The Company agrees to indemnify and hold harmless the Placement Agent and each Selected Agent, if any, and their respective partners, affiliates, shareholders, directors, officers, agents, advisors, representatives, employees, counsel and controlling persons within the meaning of the Act (a "Paramount Indemnified Party") against any and all losses, liabilities, claims, damages and expenses whatsoever (and all actions in respect thereof), and to reimburse each such Paramount Indemnified Party for legal fees and related expenses as incurred (including, but not limited to the costs of giving testimony or furnishing documents in response to a subpoena or otherwise, the costs of investigating, preparing, pursuing or defending any such action or claim whether or not pending or threatened and whether or not the Placement Agent or any Paramount Indemnified Party is a party thereto), in so far as such losses, liabilities, claims, damages or expenses arise out of, relate to, are incurred in connection with or are in any way a result of (i) the engagement of the Placement Agent pursuant to this Agreement and in connection with the transactions contemplated by this Agreement and the other Offering Documents (the "Engagement"), including any modifications or future additions to such Engagement and related activities prior to the date hereof,
(ii) any act by the Placement Agent or any Paramount Indemnified Party taken in connection with the Engagement, (iii) a breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement, (iv) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in connection with the sale of the Common Stock, or (v) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,

Paramount Capital, Inc.
Page 26


provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Paramount Indemnified Party in writing specifically for use in therein;

                     (b) The Company agrees to indemnify and hold harmless a Paramount Indemnified Party to the same extent as the foregoing indemnity, and subject to the limitations set forth therein, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Act or the Exchange Act or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 3 hereof.

                     (c) The Placement Agent agrees to indemnify and hold harmless the Company, the Company's directors, officers, employees, counsel, advisors, representatives and agents and controlling persons within the meaning of the Act (a "Company Indemnified Party") and each and all of them, to the same extent as set forth in Section 6(a)(v) of the foregoing indemnity from the Company to the Placement Agent, but only with reference to information, relating to the Placement Agent, furnished in writing to the Company by the Placement Agent specifically for inclusion in the Registration Statement and only to the extent that any losses, claims, damages, and liabilities in respect of which indemnification is claimed are finally judicially determined to have resulted primarily and directly from the bad faith or gross negligence of the Placement Agent.

                     (d) Promptly after receipt by a person entitled to indemnification pursuant to subsection (a), (b), or (c) (an "indemnified party") of this Section 6 of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against a person granting indemnification (an "indemnifying party") under this Section 6, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to the indemnified party otherwise than under this
Section 6. In case any such action is brought against an indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation incurred at the request of the indemnifying party. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the

Paramount Capital, Inc.
Page 27


indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if
(i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party or parties and the indemnifying party and, in the opinion of counsel of the indemnified party, a conflict of interest exists between such parties in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party or parties. No settlement, compromise, consent to entry of judgment or other termination of any action (collectively, "Terminations") in respect of which a Paramount Indemnified Party may seek indemnification hereunder (whether or not any Paramount Indemnified Party is a party thereto) shall be made without the prior written consent of the Paramount Indemnified Party, which such consent may be withheld at the sole discretion of such Paramount Indemnified Party, provided, however, that the foregoing requirement of prior written consent for Terminations shall not apply to the Placement Agent who may agree to such Terminations without the prior written consent of any Paramount Indemnified Party.

                     (e) Notwithstanding any of the provisions of this Agreement, the aggregate indemnification or contribution of the Placement Agent for or on account of any losses, claims, damages, liabilities or actions under this Section 6, Section 7 or any other applicable section of this Agreement, shall not exceed the Cash Commissions actually paid to the Placement Agent.
The respective indemnity and contribution agreements by the Company and the Placement Agent contained in subsections (a), (b), (c) and (d) of this Section 6 and Section 7, and the covenants, representations and warranties of the Company and the Placement Agent set forth in Sections 1, 2, 3, 4 and 5 shall remain operative and in full force and effect regardless of (i) any investigation made by the Placement Agent, on the Placement Agent's behalf or by or on behalf of any person who controls the Placement Agent, the Company or any controlling person of the Company or any director or officer of the Company, (ii) acceptance of any of the Common Stock and payment therefor or
(iii) any termination of this Agreement, and shall survive the delivery of the Common Stock, and any successor of the Placement Agent or of the Company or of any person who controls the Placement Agent or the Company, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Company and the Placement Agent contained in subsections (a), (b) and (c) of this Section 6 and Section 7 shall be in addition to any liability which the Company and the Placement Agent may otherwise have.

Paramount Capital, Inc.
Page 28


              7.     Contribution.

                     (a)    To provide for just and equitable contribution, if
(i) an indemnified party makes a claim for indemnification pursuant to Section 6 but it is found in a final judicial determination, by a court of competent jurisdiction, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Agents (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Agents, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Agents in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Agent be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 4 or 5 hereof or the Selected Agent Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee and agent of the Placement Agent or a Selected Agent, shall have the same rights to contribution as the Placement Agent or the Selected Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7. Anything in this Section 7 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 7 is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

              8.     Miscellaneous.

                     (a) Survival. Any termination of the Offering without any Closing shall be without obligation on the part of any party except that the provisions regarding fees and expenses contained in Sections 4(m) and 5(l), the indemnification provided in Section 6 hereof and the

Paramount Capital, Inc.
Page 29


contribution provided in Section 7 hereof shall survive any termination and shall survive any Closing.

                     (b) Representations, Warranties and Covenants to Survive Delivery. Except as provided in Section 8(a), the respective representations, warranties, indemnities, agreements, covenants and other statements of the Company and the Placement Agent as of the date hereof shall survive execution of this Agreement and delivery of the Shares and the termination of this Agreement.

                     (c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

                     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions.

                     (e) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

                     (f) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be mailed, delivered and confirmed to it at Paramount Capital, Inc., 787 Seventh Avenue, 48th Floor, New York, New York, 10019, Att: Michael S. Weiss and if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Aronex Pharmaceuticals, Inc., 8707 Technology Forest Place, The Woodlands, Texas 77381-1191, Attn: Chief Executive Officer.

                     (g) Termination. Subject to the general survival provisions contained in Sections 8(a) and 8(b) and, in the event of a termination by the Company, provided that the Company pays all accountable fees and expenses of the Placemen Agent, this Agreement may be terminated by either party prior to the end of the Offering Period upon written notice to the other party.

                     (h) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

Paramount Capital, Inc.
Page 30


                     (i) Nothing contained herein or otherwise shall create a partnership or joint venture between the Placement Agent and the Company.

                     (j) The headings and captions of the various subdivisions of this Agreement are for convenience or reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

Paramount Capital, Inc.
Page 31


              If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                           Very truly yours,

                                           ARONEX PHARMACEUTICALS, INC.


                                           By:
                                              -----------------------------
                                           Name:    Geoffrey Cox
                                           Title:   Chief Executive Officer


Agreed to by:

PARAMOUNT CAPITAL, INC.


By:
   ---------------------------------
Name:   Lindsay A. Rosenwald, M.D.
Title:  Chairman

                                                                       EXHIBIT A


                          ARONEX PHARMACEUTICALS, INC.

                             OFFICER'S CERTIFICATE

                              ___________ __, 1999

              I, Geoffrey F. Cox, certify that I am the Chairman of the Board of Directors and Chief Executive Officer of Aronex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and that, as such, I am authorized to execute this certificate on behalf of the Company. All capitalized terms used herein but not otherwise defined herein shall the meanings ascribed to such terms in the Placement Agency Agreement (as defined below). Reference is made herein to the closing held on _________ __, 1999 (the "Closing Date"). I do hereby certify that I have carefully examined all of the Offering Documents (as defined in the Placement Agency Agreement dated as of November __, 1998 between the Company and Paramount Capital, Inc. (the "Placement Agency Agreement")), and do hereby further certify that:

              1. All of the representations and warranties of the Company contained in the Placement Agency Agreement are true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and the Company has performed in all material respects all covenants and agreements and has satisfied all conditions in the Placement Agency Agreement to be performed or satisfied on its part before the Closing Date in all material respects.

              2. Since the date of the most recent financial statements and the information included in the Registration Statement, there has been no material adverse change in the condition (financial or other), earnings, business, properties or prospects of the Company taken as a whole, whether or not arising from transactions in the ordinary course of business, nor has there occurred any material event required to be set forth in the Registration Statement, including, without limitation, in accordance with Section 3(g) of the Placement Agency Agreement.

              3. The Company has taken all action necessary to list (i) the Shares and (ii) the Common Stock issuable upon exercise of the Placement Warrants on the Nasdaq National Market in accordance with the rules of the Nasdaq National Market.

              This Certificate is made for the benefit of and may be relied upon by, the Placement Agent, Kramer, Levin, Naftalis & Frankel, as counsel to the Placement Agent, and each of the Purchasers.

Paramount Capital, Inc.
Page ii


              IN WITNESS WHEREOF, I have executed this certificate on this __ day of _________, 1999.


                                   -------------------------------------
                                   Name: Geoffrey F. Cox
                                   Title: Chief Executive Officer

Paramount Capital, Inc.
Page iii



                                                                       EXHIBIT B


                          ARONEX PHARMACEUTICALS, INC.

                            SECRETARY'S CERTIFICATE

                              __________ __, 1999

              I, Terance A. Murnane, certify that I am the duly elected, qualified and acting Secretary of Aronex Pharmaceuticals, Inc., Inc., a Delaware corporation (the "Company"), and as such, I am duly authorized to execute this Certificate on behalf of the Company, and that I am familiar with the facts certified below. All capitalized terms used herein but not otherwise defined herein shall the meanings ascribed to such terms in the Placement Agency Agreement dated as of ________ __, 199_ between the Company and Paramount Capital, Inc. (the "Placement Agency Agreement"). Reference is made herein to the closing held on _________ __, 1999 (the "Closing Date"). In connection with the offering and sale of a _________ shares of Common Stock (the "Offering Quantity") of the Company, par value $.001 per share (the "Common Stock"), pursuant to the registration statement on Form S-1 File No. 333-67599(the "Registration Statement"), for which Paramount Capital, Inc. ("Paramount") has acted as placement agent, I do hereby further certify as follows:

              1. Attached hereto as Attachment A is a true, correct and complete copy of the Company's Certificate of Incorporation, as amended, which is in full force and effect. No amendment to such certificate has been approved by the Board of Directors or stockholders of the Company or filed with the Delaware Secretary of State since ________ __, 1999. As of the Closing Date, the Company is duly incorporated and in good standing in its state of incorporation and has paid all fees and taxes due and payable by it on or prior to the Closing Date necessary for the maintenance or continuation of its corporate existence. As of the Closing Date, except as disclosed in the Registration Statement, there are no proceedings or actions contemplated by the Company, relating to the merger, liquidation, consolidation, or sale of all or substantially all of the assets or business of the Company or which would otherwise threaten or impair the Company's corporate existence.

              2. Attached hereto as Attachment B is a true, correct and complete copy of the By-laws of the Company, as in full force and effect on the Closing Date and at all times from November 19, 1998 through the Closing Date.

              3. As of the Closing Date, each of the Offering Documents is in the form authorized by the board of directors of the Company pursuant to the resolutions set forth in Attachment C.

              4. Attached hereto as Attachment D is a true, correct and complete copy of resolutions duly adopted at meetings of the Company's board of directors duly called and held on [DATE], which resolutions authorize the issuance and sale of the Common Stock and the Placement Warrants in accordance with the requirements of Delaware law, the Certificate and By-laws of the Company, are the only resolutions in effect adopted by the board of directors of the Company or any committee thereof with respect to the offering and sale of the Common Stock and the transactions relating thereto, and which have not been revoked, modified and amended or rescinded and are in full force and effect on the Closing Date.

              5. Attached hereto as Attachment E are true, correct and complete copies of specimens of the certificates representing the Common Stock heretofore approved and adopted by the board of directors of the Company. Each of the certificates representing Common Stock delivered on the Closing Date to each of the Purchasers pursuant to the Subscription Agreements has been executed by the genuine or facsimile signature of officers of the Company who have been duly elected or appointed, qualified and acting as such officers on the date such certificates were executed and delivered, all in accordance with the Certificate and By-laws of the Company and the requirements of applicable law.

              6. Attached hereto as Attachment F is a true, correct and complete copy of the form of Placement Warrants heretofore approved and adopted by the Board of Directors of the Company. Each of the Placement Warrants delivered on the date hereof to each of the holders pursuant to the Placement Agency Agreement has been executed by the genuine or facsimile signature of officers of the Company who have been duly elected or appointed, qualified and acting as such officers on the date such certificates were executed and delivered, all in accordance with the Certificate and By-laws of the Company and the requirements of applicable law.

              7. The minute books and records of the Company, relating to all proceedings of the stockholders, the Board of Directors of the Company and the Compensation Committee, the Audit Committee and the Nominating Committee of such Board have been made available to Kramer, Levin, Naftalis & Frankel, counsel to Paramount, and, in such form, are the original minute books and records of the Company. There have been no material changes, alterations or additions in such minutes or records since their examination by Kramer, Levin, Naftalis & Frankel on behalf of Paramount.

              8. Each person who, as an officer or director of the Company, signed any of the Offering Documents or any other document in connection with the offering and sale of the Common Stock, the Placement Warrants and the closing relating thereto was duly elected or appointed, qualified and acting as such officer or director at the respective times of the signing and delivery

Paramount Capital, Inc.
Page iii


thereof and was duly authorized to sign such document on behalf of the Company, and the signature of each such person appearing on each such document is the genuine signature of such officer, director or person duly appointed for the purpose of executing such documents under valid powers of attorney, and each individual who signed such signature pages, personally or by an attorney-in-fact, was then duly elected, qualified and acting as an officer or director of the Company as stated therein.

              9. The following persons are, and have been at all times since November __, 1998, duly qualified and acting officers of the Company, duly elected or appointed to the offices set forth opposite their respective names, and the signature opposite the name of each such officer is his or her, or a facsimile of his or her, authentic signature, and the seal affixed hereto is the duly adopted seal of the Company:

       Name                       Office                              Signature
       [ ]                         [ ]                                 [ ]


              This certificate is made for the benefit of, and may be relied upon by, Paramount, Kramer, Levin, Naftalis & Frankel, as counsel to Paramount, and each of the Purchasers.



              IN WITNESS WHEREOF, I have hereunto set forth my hand this ____ day of _________, 1999.

       [SEAL]

                                   -------------------------------------
                                   Name:   Terance A. Murnane
                                   Title:  Secretary

              I, Geoffrey F. Cox, Chief Executive Officer of the Company, do hereby certify that Terance A. Murnane whose genuine signature appears above, is, and has been at all times since November __, 1998, the duly elected or appointed, qualified and acting Secretary of the Company.

              IN WITNESS WHEREOF, I have hereunto set forth my hand this ___ day of _________, 1999.



                                             -----------------------------------
                                             Name:  Geoffrey F. Cox
                                             Title: Chief Executive Officer